PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:              1908


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $12,000,000          Original Issue Date:  March 3, 2000

CUSIP Number:     59018S 4G6           Stated Maturity Date: December 6, 2004

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:     3750
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         Three Months   Minimum Interest Rate:    Not Applicable

Spread:                 0.2000%        Maximum Interest Rate:    Not Applicable

Initial Interest Rate:  TBD            Spread Multiplier:        Not Applicable


Interest Reset Dates:   Every March 31st, June 30th, September 30th and December
                        31st, commencing June 30, 2000; subject to modified following business day convention.

Interest Payment Dates: Every March 31st, June 30th, September 30th and December
                        31st, commencing June 30, 2000; subject to modified following business day convention.


Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated  Maturity
                        Date.

Redemption at the
Option of the Company:  The  Notes  cannot  be  redeemed  prior  to  the  Stated
                        Maturity Date.

Form:                   The  Notes  are   being   issued  in  fully   registered
                        book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  February 25, 2000